As filed with the Securities and Exchange Commission on September 27, 2000
                                                     Registration No.  333-34036
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                74-1648137
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)
                        --------------------------------
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
                     (Address, including zip code, telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)
                        --------------------------------
                               MICHAEL C. NICHOLS
             Vice President, General Counsel and Assistant Secretary
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
                       (Name, address, including zip code,
                   and telephone number, including area code,
                              of agent for service)
                        --------------------------------
                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500
                        --------------------------------

     Approximate Date of Commencement of Proposed Sale To The Public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

     SYSCO Corporation ("SYSCO") has filed a Registration Statement on Form S-3 (Registration No. 333-34036) (the "Registration Statement") which originally registered 1,994,778 shares of common stock, par value $1.00 per share, of SYSCO for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement terminated on July 23, 2000 as a result of the expiration of the obligation of SYSCO to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement dated March 17, 2000 between SYSCO and the selling stockholders identified in the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement, SYSCO is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and the State of Texas, on the 27th day of September, 2000.

                                   SYSCO CORPORATION


                                   By:      /s/ Charles H. Cotros
                                            ------------------------------------
                                            Charles H. Cotros
                                            Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                                          DATE

/s/ Charles H. Cotros                             Chairman, Chief Executive Officer and          September 27, 2000
-----------------------------------------         Director (principal executive officer)
Charles H. Cotros

/s/ John K. Stubblefield, Jr.                     Executive Vice President, Finance and          September 27, 2000
-----------------------------------------         Administration (principal financial and
John K. Stubblefield, Jr.                         accounting officer)


               *                                  Director                                       September 27, 2000
-----------------------------------------
John W. Anderson

               *                                  Director                                       September 27, 2000
-----------------------------------------
Gordon M. Bethune

               *                                  Director                                       September 27, 2000
-----------------------------------------
Colin G. Campbell

               *                                  Director                                       September 27, 2000
-----------------------------------------
Judith B. Craven

               *                                  Director                                       September 27, 2000
-----------------------------------------
Frank A. Godchaux, III

               *                                  Director                                       September 27, 2000
-----------------------------------------
Jonathan Golden

/s/ Thomas E. Lankford                            Director                                       September 27, 2000
-----------------------------------------
Thomas E. Lankford

               *                                  Director                                       September 27, 2000
-----------------------------------------
Richard G. Merrill

               *                                  Director                                       September 27, 2000
-----------------------------------------
Frank H. Richardson

                                                  Director                                       September __, 2000
-----------------------------------------
Richard J. Schnieders

               *                                  Director                                       September 27, 2000
-----------------------------------------
Phyllis S. Sewell

               *                                  Director                                       September 27, 2000
-----------------------------------------
Arthur J. Swenka

 .              *                                  Director                                       September 27, 2000
-----------------------------------------
Thomas B. Walker, Jr.

               *                                  Director                                       September 27, 2000
-----------------------------------------
John F. Woodhouse


*By:  /s/ John K. Stubblefield, Jr.
    -------------------------------------
         John K. Stubblefield, Jr.
         Attorney-in-Fact